NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
FIRST QUARTER 2018 RESULTS AND
QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - April 25, 2018 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three months ended March 31, 2018.

Operating revenue for the quarter ended March 31, 2018 increased 15.5% to $302.6 million from $262.0 million for the same quarter in 2017. Income from operations was $24.2 million, compared to $23.7 million in the prior year quarter. Net income during the period was $17.7 million compared to $14.6 million in the first quarter of 2017. Net income per diluted share for the first quarter of 2018 was $0.60 compared to $0.48 in the prior year quarter.

Bruce A. Campbell, President, and CEO, commenting on first quarter results said, “Our first quarter results were ahead of our guidance despite some adverse weather.  Expedited LTL drove strong volume growth amid a tight Truckload market to deliver solid performance despite a higher use of brokered transportation.  Truckload Premium Services also faced a higher use of brokered transportation as it continued adjusting its customer contracts to market rates.  Our Intermodal group delivered broad-based growth that extended beyond its recently completed acquisitions.  Pool Distribution had a solid quarter driven by volume growth and new business wins.”

Commenting on the Company’s second quarter 2018 guidance, Michael J. Morris, Senior Vice President and CFO, said, “We expect second quarter year-on-year revenue growth to be 16% to 20%.  This revenue outlook contemplates our 2018 implementation of ASC 606, Revenue from Contracts with Customers, which now requires that we report fuel surcharge revenue on a gross basis.  As such, our growth outlook reflects a comparison to our second quarter 2017 revenue which reported fuel surcharge on a net basis.  After adjusting this prior year period to reflect fuel surcharge revenue on a gross basis, we expect our year-on-year revenue growth to be 9% to 13%.  We expect net income per diluted share to be between $0.73 and $0.77 in the second quarter of 2018, compared to $0.65 in the prior year quarter. The prior year earnings per share for the second quarter of 2017 increased $0.01 per diluted share from the originally reported $0.64 per diluted share following the implementation of ASC 606.”

On April 20, 2018, our Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable to shareholders of record at the close of business on May 25, 2018, and is expected to be paid on June 8, 2018.
This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.60 per share of common stock, payable in quarterly increments of $0.15 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2018 results on Thursday, April 26, 2018 at 9:00 a.m. EDT. The Company’s conference call will be available online at www.forwardaircorp.com or by dialing (800) 398-9379. A replay of the conference call will be available at www.forwardaircorp.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air keeps your business moving forward by providing services within four business segments: Expedited LTL (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals); Truckload Premium Services (provides expedited truckload brokerage, dedicated fleet services, as well as high-security and temperature-controlled logistics services); Intermodal (provides first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at www.forwardaircorp.com.

Financial Statement Presentation

Our results reflect the impact of the new revenue recognition standards, adopted under ASC 606, on a full retrospective basis, which required us to adjust each prior reporting period presented.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2018	March 31, 2017
		(As Adjusted)
Operating revenue:
Expedited LTL	$169,944	$148,765
Truckload Premium Services	46,094	47,088
Pool Distribution	42,671	38,801
Intermodal	48,568	28,907
Eliminations and other operations	(4,669)	(1,515)
Operating revenue	302,608	262,046

Operating expenses:
Purchased transportation	139,666	117,695
Salaries, wages and employee benefits	69,581	61,928
Operating leases	17,964	15,601
Depreciation and amortization	10,690	10,033
Insurance and claims	7,153	5,806
Fuel expense	5,554	3,680
Other operating expenses	27,765	23,560
Total operating expenses	278,373	238,303
Operating (loss) income:
Expedited LTL	20,773	18,928
Truckload Premium Services	(43)	1,755
Pool Distribution	1,371	1,367
Intermodal	3,469	2,555
Other operations	(1,335)	(862)
Income from operations	24,235	23,743

Other income (expense):
Interest expense	(371)	(282)
Other, net	—	(26)
Total other income (expense)	(371)	(308)
Income before income taxes	23,864	23,435
Income tax expense	6,123	8,854
Net income and comprehensive income	$17,741	$14,581

Net income per share:
Basic	$0.60	$0.48
Diluted	$0.60	$0.48

Dividends per share:	$0.15	$0.15

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$169.9	100.0%	$148.8	100.0%	$21.1	14.2%

Operating expenses:
Purchased transportation	78.4	46.2	63.1	42.4	15.3	24.2
Salaries, wages and employee benefits	37.7	22.2	34.9	23.5	2.8	8.0
Operating leases	9.9	5.8	9.2	6.2	0.7	7.6
Depreciation and amortization	5.5	3.2	5.6	3.8	(0.1)	(1.8)
Insurance and claims	3.2	1.9	2.9	1.9	0.3	10.3
Fuel expense	1.3	0.8	0.9	0.6	0.4	44.4
Other operating expenses	13.1	7.7	13.3	8.9	(0.2)	(1.5)
Total operating expenses	149.1	87.8	129.9	87.3	19.2	14.8
Income from operations	$20.8	12.2%	$18.9	12.7%	$1.9	10.1%

Expedited LTL Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2018	2017	Change
		(As Adjusted)

Business days	64	64	—%

Tonnage
Total pounds ¹	608,822	565,682	7.6
Pounds per day ¹	9,513	8,839	7.6

Shipments
Total shipments	970,820	901,636	7.7
Shipments per day	15,169	14,088	7.7
Total shipments with pickup and/or delivery	231,410	210,002	10.2

Revenue per hundredweight	$25.18	$24.01	4.9
Revenue per hundredweight, ex fuel	21.66	21.46	0.9

Revenue per shipment	158	151	4.6
Revenue per shipment, ex fuel	136	135	0.7

Weight per shipment	627	627	—%

¹ - In thousands

Truckload Premium Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$46.1	100.0%	$47.1	100.0%	$(1.0)	(2.1)%

Operating expenses:
Purchased transportation	34.8	75.5	34.6	73.4	0.2	0.6
Salaries, wages and employee benefits	5.1	11.1	5.2	11.0	(0.1)	(1.9)
Operating leases	0.2	0.4	0.1	0.2	0.1	100.0
Depreciation and amortization	1.8	3.9	1.5	3.2	0.3	20.0
Insurance and claims	1.0	2.2	1.1	2.3	(0.1)	(9.1)
Fuel expense	1.1	2.4	0.8	1.7	0.3	37.5
Other operating expenses	2.1	4.5	2.1	4.5	—	—
Total operating expenses	46.1	100.0	45.4	96.4	0.7	1.5
Income from operations	$—	—%	$1.7	3.6%	$(1.7)	(100.0)%

Truckload Premium Services Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2018	2017	Change
		(As Adjusted)

Total Miles ¹	20,072	22,846	(12.1)%
Empty Miles Percentage	9.5%	10.2%	(6.9)
Tractors (avg)	329	408	(19.4)
Miles per tractor per week	4,766	4,375	8.9

Revenue per mile	$2.19	$2.01	9.0
Cost per mile	$1.81	$1.60	13.1%

¹ - In thousands

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$42.7	100.0%	$38.8	100.0%	$3.9	10.1%

Operating expenses:
Purchased transportation	12.1	28.3	10.9	28.1	1.2	11.0
Salaries, wages and employee benefits	15.9	37.2	14.4	37.1	1.5	10.4
Operating leases	3.7	8.7	3.2	8.2	0.5	15.6
Depreciation and amortization	1.8	4.2	1.8	4.6	—	—
Insurance and claims	0.9	2.1	1.0	2.6	(0.1)	(10.0)
Fuel expense	1.6	3.8	1.2	3.1	0.4	33.3
Other operating expenses	5.3	12.4	4.9	12.6	0.4	8.2
Total operating expenses	41.3	96.7	37.4	96.4	3.9	10.4
Income from operations	$1.4	3.3%	$1.4	3.6%	$—	—%

Pool Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2018	2017	Change
		(As Adjusted)

Cartons¹	20,223	18,691	8.2%
Revenue per Carton	$2.11	$2.08	1.4%
Terminals	28	28	—%

¹ In thousands

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$48.6	100.0%	$28.9	100.0%	$19.7	68.2%

Operating expenses:
Purchased transportation	18.7	38.5	10.3	35.6	8.4	81.6
Salaries, wages and employee benefits	10.3	21.2	6.7	23.2	3.6	53.7
Operating leases	4.0	8.2	3.1	10.7	0.9	29.0
Depreciation and amortization	1.6	3.3	1.1	3.8	0.5	45.5
Insurance and claims	1.4	2.9	0.8	2.8	0.6	75.0
Fuel expense	1.6	3.3	0.7	2.4	0.9	128.6
Other operating expenses	7.5	15.4	3.6	12.5	3.9	108.3
Total operating expenses	45.1	92.8	26.3	91.0	18.8	71.5
Income from operations	$3.5	7.2%	$2.6	9.0%	$0.9	34.6%

Intermodal Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2018	2017	Change
		(As Adjusted)

Drayage shipments	73,671	34,754	112.0%
Drayage revenue per Shipment	$571	$663	(13.9)%
Number of Locations	19	13	46.2%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2018	December 31, 2017
		(As Adjusted)
Assets
Current assets:
Cash and cash equivalents	$12,735	$3,893
Accounts receivable, net	146,191	147,948
Other current assets	11,147	15,807
Total current assets	170,073	167,648

Property and equipment	402,688	399,235
Less accumulated depreciation and amortization	199,088	193,123
Net property and equipment	203,600	206,112
Goodwill and other acquired intangibles:
Goodwill	191,671	191,671
Other acquired intangibles, net of accumulated amortization	108,938	111,247
Total goodwill and other acquired intangibles, net	300,609	302,918
Other assets	15,925	15,944
Total assets	$690,207	$692,622

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$30,004	$30,723
Accrued expenses	35,976	35,069
Current portion of debt and capital lease obligations	351	359
Total current liabilities	66,331	66,151

Debt and capital lease obligations, less current portion	40,522	40,588
Other long-term liabilities	24,118	24,104
Deferred income taxes	32,793	29,080

Shareholders’ equity:
Common stock	290	295
Additional paid-in capital	197,607	195,346
Retained earnings	328,546	337,058
Total shareholders’ equity	526,443	532,699
Total liabilities and shareholders’ equity	$690,207	$692,622

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2018	March 31, 2017
		(As Adjusted)
Operating activities:
Net income	$17,741	$14,581
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,690	10,033
Share-based compensation	2,261	1,962
Loss on disposal of property and equipment	82	488
Provision for loss on receivables	134	22
Provision for revenue adjustments	817	718
Deferred income tax expense	3,713	131
Changes in operating assets and liabilities
Accounts receivable	805	(1,470)
Prepaid expenses and other current assets	2,715	2,153
Income taxes	1,768	8,434
Accounts payable and accrued expenses	87	9
Net cash provided by operating activities	40,813	37,061

Investing activities:
Proceeds from disposal of property and equipment	644	790
Purchases of property and equipment	(6,221)	(2,652)
Other	(91)	128
Net cash used in investing activities	(5,668)	(1,734)

Financing activities:
Payments of debt and capital lease obligations	(74)	(27,857)
Proceeds from senior credit facility	—	13,000
Proceeds from exercise of stock options	—	1,524
Payments of cash dividends	(4,413)	(4,539)
Repurchase of common stock (repurchase program)	(19,993)	(9,996)
Cash settlement of share-based awards for tax withholdings	(1,823)	(1,635)
Net cash used in financing activities	(26,303)	(29,503)
Net increase in cash	8,842	5,824
Cash at beginning of period	3,893	8,511
Cash at end of period	$12,735	$14,335

The following table summarizes supplemental guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands, except per share data)
(Unaudited)

Three months ended
Actual	March 31, 2018
Net income	$17,741
Income allocated to participating securities	(145)
Numerator for diluted income per share - net income	$17,596

Fully diluted share count	29,480
Diluted earnings per share	$0.60

Projected	Full year 2018
Projected tax rate	25.3%

Projected year end fully diluted share count	28,800

Projected capital expenditures, net	$46,500

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S.Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as:“anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,”“likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected second quarter 2018 revenue growth and net income per diluted shares as well as full year 2018 projected tax rate, fully diluted share count (before consideration of future share repurchase) and projected capital expenditures.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the creditworthiness of our customers and their ability to pay for services rendered, the availability and compensation of qualified independent owner-operators and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, loss of a major customer, increasing competition and pricing pressure, our ability to secure terminal facilities in desirable locations at reasonable rates, our inability to successfully integrate acquisitions, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental and tax matters, insurance matters, the handling of hazardous materials and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com